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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2001

Monolithic System Technology, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-32929 Commission File Number	94-2347624 (I.R.S. Employer Identification Number)

1020 Stewart Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 731-1800

Item 4. Changes in Registrant's Certifying Accountant

  (a)
  (i) On November 12, 2001, the Company dismissed PricewaterhouseCoopers LLP as the Company's independent accountants.

  (ii)
  The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  (iii)
  The Audit Committee of the Board of Directors approved the dismissal on November 8, 2001.

  (iv)
  In connection with the Company's audits for its two most recent fiscal years and through November 12, 2001, the Company has had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the consolidated financial statements of the Company for such years.

  (v)
  During the Company's two most recent fiscal years and through November 12, 2001, the Company has had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

  (vi)
  The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated November 16, 2001, is filed as Exhibit 16 to this Form 8-K.

  (b)
  (i) The Company has engaged Ernst & Young LLP as its new independent accountants effective November 16, 2001.

    During the Company's two most recent fiscal years and through the date of this report, the Company has not consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits

Exhibit 16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304 (a) (3) or Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monolithic System Technology, Inc.

By:
/s/ F. JUDSON MITCHELL
Name:	F. Judson Mitchell
Title:	Vice President, CFO and Secretary
November 16, 2001

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SIGNATURES